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                            WILLKIE FARR & GALLAGHER
                               787 Seventh Avenue
                             New York, NY 10019-6099

September 1, 2000

Neuberger Berman Inc.
605 Third Avenue
New York, New York  10158

Ladies and Gentlemen:

We have acted as counsel to Neuberger Berman Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about September 1, 2000, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 1,000,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable pursuant to the Neuberger Berman Inc. Wealth Accumulation Plan (the "Plan").

As counsel for the Company, we have examined, among other things, originals and/or copies of such documents, certificates and records as we deemed necessary and appropriate to form a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company.

Based on the foregoing, we hereby inform you that, in our opinion, the shares of Common Stock to be originally issued, when issued in accordance with the terms of the Plan for consideration in excess of $0.01 per share, will be validly issued, fully paid, and nonassessable.

We are qualified to practice law in the State of New York and do not purport to be experts on, or to express any opinion herein, concerning any law, other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher